Exhibit 16.1

December 29, 2020

Office of the Chief Accountant

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Re: Romeo Power, Inc.

File No. 001-38795

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Romeo Power, Inc. dated December 29, 2020, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP